Exhibit 99.1

December 31, 2003

To the Addresses listed on Schedule I hereto.

Ladies and Gentlemen:

This Annual Statement as to Compliance is delivered to you pursuant to Section 4.10 (a) of the Sale and Servicing Agreement dated as of May 14, 2003 (the “Agreement”) and pursuant to Section 3.9 of the Indenture Agreement dated as of May 14, 2003 (the “Indenture), executed in connection with the formation of AmeriCredit Automobile Receivables Trust 2003-B-X (the “Trust”), the issuance of the Notes by the Trust and the closing of the transactions and the execution and delivery of the various documents by AmeriCredit Corp., AmeriCredit Financial Services, Inc. (the “Servicer”) and AFS SenSub Corp. in connection therewith.  The capitalized terms used herein shall have the same meanings as in the Agreement.

The undersigned certifies that I am the Chief Financial Officer and Treasurer of the Servicer.  I further certify as follows:

1.               I have conducted, or caused to be conducted under my supervision, a review of the Servicer during the preceding period from May 14, 2003 through December 31, 2003, and its performance under the Agreement.

2.               To the best of my knowledge, following such review, the Servicer has fulfilled all its obligations under the Agreement throughout such  period, and , to the best of my knowledge, there has been no default in  the fulfillment of any such obligation.

AmeriCredit Financial Services, Inc.

By:	/s/ Preston A. Miller	Dated: March 29, 2004
Preston A. Miller
Chief Financial Officer and Treasurer

Schedule I

Trustee and Trust Collateral Agent:

JPMorgan Chase Bank

500 Stanton Christiana Road

Newark, DE 19713

Backup Servicer:

Systems & Services Technologies, Inc.

4315 Pickett Road

St. Joseph, Missouri  64503

Owner Trustee:

Bankers Trust (Delaware)

E. A. Delle Donne Corporate Center

Montgomery Building, Suite 200

Wilmington, DE 19805

Insurer:

XL Capital Assurance, Inc.

1221 Avenue of the Americas

New York, New York  10020-1001

Rating Agencies:

Moody’s Investors Service, Inc.

99 Church Street

New York, NY 10007

Standard & Poor’s Rating Services

55 Water Street

40th Floor

New York, NY 10041